Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-115579, 333-59636, 333-41348 and 333-41288), Registration Statement No. 333-116379 on Form S-4 and Registration Statements on Form S-3 (Nos. 333-104124, 333-37994, 333-69578 and 333-86606), of our reports dated March 14, 2005, relating to the consolidated financial statements of Janus Capital Group Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the consolidated financial statements to reflect the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payments as discussed in Notes 2 and 14) and management’s report on the effectiveness of internal control over financial reporting of Janus Capital Group Inc., appearing in this Annual Report on Form 10-K of Janus Capital Group Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Denver, Colorado
March 14, 2005